Exhibit 4.1

NUMBER

WP

W. P. CAREY

SHARES

COMMON STOCK

THIS CERTIFICATE IS TRANSERABLE IN CANTON, MA, JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

COMMON STOCK

CUSIP 92936U 10 9

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF

W. P. Carey Inc. (hereinafter called the Company), transferable on the books of the Company by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and bylaws of the Company and all amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Company has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:

W. P. CAREY INC. COMPANY SEAL 2012 MARYLAND

MANAGING DIRECTOR AND SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE SHAREOWNER SERVICES LLC
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

JULY 26, 2012
W.P. CAREY INC.
WO-5742 FACE
Operator: mr
REV.1

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
HOLLY GRONER 931-490-7660

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-7 Dark Blue. Logo Prints in colorsPMS 287 Blue

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, this proof process is different from offset printing. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

W. P. CAREY INC.

THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2 211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS AUTHORITY TO ISSUE AND (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE COMPANY (THE "CHARTER"), AS MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE OR TO THE TRANSFER AGENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST ("REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH RESTRICTIONS ARE SET FORTH IN THE CHARTER. INFORMATION REGARDING SUCH RESTRICTIONS AND A COPY OF THE CHARTER, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE COMPANY ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

IF THIS CERTIFICATE IS LOST, STOLEN OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors Act
....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

____

____

____ Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney to transfer the said Shares of Common Stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________

Signature(s) ______________________________

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF JULY 26, 2012 W.P. CAREY INC. WO--5742 BACK
HOLLY GRONER 931-490-7660	Operator: MR
	REV.1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.